UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Urstadt Biddle Properties Inc.

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URSTADT BIDDLE PROPERTIES INC.
321 RAILROAD AVENUE
GREENWICH, CONNECTICUT 06830

_________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 26, 2014

_________________________

Notice is hereby given that the Annual Meeting of Stockholders of Urstadt Biddle Properties Inc. will be held at 2:00 p.m. on Wednesday, March 26, 2014 at Six Landmark Square, 9th Floor, Stamford, CT 06901 for the following purposes:

1.To elect three directors to serve for three years;

2.To ratify the appointment of PKF O'Connor Davies, as the independent registered public accounting firm of the Company for one year;

3.To hold an advisory vote on executive compensation;

4.To consider an amendment to the Company's Restricted Stock Award Plan; and

5.To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record of the Company's Class A Common Shares and Common Shares as of the close of business on January 27, 2014 are entitled to notice of and to vote at the Meeting.

WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING IN PERSON,
PLEASE EXERCISE YOUR RIGHT TO VOTE BY FOLLOWING THE INSTRUCTIONS FOR
VOTING IN THE "NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS"
YOU RECEIVED FOR THE MEETING, OR IF YOU RECEIVED A PAPER COPY OF THE
PROXY MATERIALS, BY SIGNING AND DATING THE PROXY CARD AND RETURNING IT
PROMPTLY IN THE ENVELOPE PROVIDED

By Order of the Directors
THOMAS D. MYERS
Secretary

February 12, 2014

URSTADT BIDDLE PROPERTIES INC.

321 RAILROAD AVENUE
GREENWICH, CONNECTICUT 06830

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

to be held on March 26, 2014

This proxy statement is furnished to stockholders of Urstadt Biddle Properties Inc., a Maryland corporation (hereinafter called the "Company"), in connection with the solicitation of proxies on behalf of the directors of the Company for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 2:00 p.m. on Wednesday, March 26, 2014 at Six Landmark Square, 9th Floor, Stamford, CT 06901, for the purposes set forth in the Notice of Meeting.

Holders of record of Class A Common Shares and Common Shares of the Company as of the close of business on the record date, January 27, 2014, are entitled to receive notice of, and to vote at, the Meeting. The outstanding Class A Common Shares and Common Shares constitute the only classes of securities entitled to vote at the Meeting. Each Common Share entitles the holder thereof to one vote and each Class A Common Share entitles the holder thereof to 1/20 of one vote. At the close of business on January 27, 2014, there were 9,188,915 Common Shares issued and outstanding and 23,611,434 Class A Common Shares issued and outstanding.

Shares represented by proxies in the form enclosed, if such proxies are properly executed and returned and not revoked, will be voted as specified, but where no specification is made, the shares will be voted as follows:

•FOR the election of the three directors;

•FOR the ratification of the appointment of PKF O'Connor Davies, LLP, as the Company's independent registered public accounting firm for the ensuing fiscal year;

•FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers;

•FOR the amendment of the Company's Restricted Stock Award Plan; and

•as to any other matter that may properly come before the Meeting, in the named proxies' discretion to the extent permitted under relevant laws and regulations.

To be voted, proxies must be filed with the Secretary of the Company prior to voting. Persons who are record holders may revoke their proxies at any time before exercise by filing a notice of such revocation, by filing a later dated proxy with the Secretary of the Company, or by voting in person at the Meeting. Persons who hold shares in "street name" through a broker or other nominee must follow the instructions provided by the broker or nominee to vote the shares.

Pursuant to rules adopted by the Securities and Exchange Commission ("SEC"), the Company is providing shareholders with access to its proxy materials over the Internet. As a result, the Company is mailing to many of its shareholders a Notice Regarding Availability of Proxy Materials instead of a paper copy of the proxy materials. All shareholders receiving the Notice will have the ability to access the proxy materials over the Internet and to request a paper copy by mail by following the instructions in the Notice. In addition, the proxy card contains instructions for electing to receive proxy materials over the Internet or by mail in future years. Mailing of paper copies of this Notice of Meeting and Proxy Statement will begin on or about February 12, 2014. The principal executive offices of the Company are located at 321 Railroad Avenue, Greenwich, Connecticut 06830 (telephone: 203-863-8200; fax: 203-861-6755).

Important Notice Regarding Availability of Proxy Materials
for the Annual Meeting of Shareholders to be held on March 26, 2014

This Proxy Statement and the Annual Report to Shareholders are available at
http://www1.snl.com/IRWebLinkX/GenPage.aspx?IID=4078030&gkp=203145

PROPOSAL 1

ELECTION OF DIRECTORS

Pursuant to Section 6.2 of the Company's Articles of Incorporation, the directors are divided into three classes designated Class I, Class II and Class III, each serving three-year terms. Three Directors are to be elected at the meeting. The Board of directors has nominated the following persons as directors: Messrs. Kevin J. Bannon, Richard Grellier and Charles D. Urstadt, to serve as directors comprising Class II until the year 2017 Annual Meeting, and until their successors have been elected and shall qualify. Each of the nominees for Class II currently is a director. The continuing directors in Class III are Mrs. Catherine U. Biddle and Messrs. Robert R. Douglass, George H.C. Lawrence and Charles J. Urstadt, whose terms expire at the 2015 Annual Meeting. The continuing directors in Class I are Messrs. Willing L. Biddle, E. Virgil Conway and Robert J. Mueller, whose terms expire at the 2016 Annual Meeting.

INFORMATION REGARDING DIRECTOR NOMINEES

The following information concerning the principal occupation, other affiliations and business experience of each of the three nominees during the last five years has been furnished to the Company by such nominee.

Kevin J. Bannon, age 61, has been a director of the Company since September 2008. Mr. Bannon currently is a Managing Director of Highmount Capital in New York. Between 1993 and 2007, Mr. Bannon served as Executive Vice President and Chief Investment Officer of The Bank of New York. Mr. Bannon currently serves as a director of the Prudential Retail Mutual Funds, the Prudential Short Duration High Yield Fund Inc. and the Prudential Global Short Duration High Yield Fund Inc., as Chairman of the Investment Committee of the BNY Mellon Alcentra Mezzanine Partners Funds, as a director of the Boys and Girls Club of Northern Westchester, and as a director of The Kensico Cemetery. Previously, Mr. Bannon served as President, BNY Hamilton Funds (2003-2007); Trustee, Regis High School (1997-2003); and Director, Shorewood Packaging Corporation (1992-2000).

Experience, Qualifications, Key Attributes and Skills: Mr. Bannon has over 30 years of investment, risk management and executive leadership experience, including service in senior planning and finance positions as Executive Vice President and Chief Investment Officer of The Bank of New York. Mr. Bannon has extensive experience with corporate risk management and overseeing processes for risk detection, avoidance and mitigation - skills that are directly relevant to his service on the Company's Board of Directors and its Audit Committee.

Richard Grellier, age 53, has served as a director of the Company since September 2011. Mr. Grellier currently is a Managing Director of Deutsche Bank Securities Inc. He served as a member of the Company's Board of Consultants from 2002 to 2010.

Experience, Qualifications, Key Attributes and Skills: Mr. Grellier has over 25 years of real estate experience, including 19 years as a real estate investment banker, special knowledge of the retail REIT sector and experience in capital markets solutions. This experience, together with his Master of Business Administration degree from the Graduate School of Business at Columbia University, have provided Mr. Grellier with the kinds of risk management and strategic planning skills that are valued by the Board.

Charles D. Urstadt, age 54, has been a director of the Company since 1997. Mr. Urstadt currently is Managing Director of Urstadt Real Estate LLC (a real estate consulting and brokerage firm) and President and Director of Urstadt Property Company, Inc. (a real estate investment corporation). He also serves as Chairman and Director, Miami Design Preservation League Inc., Member, City of Miami Beach Planning Board, and Director, Friends of Miami Marine Stadium, Inc. Mr. Urstadt previously served as Executive Director of Sales, Halstead Property LLC (2007-2009); Executive Vice President, Brown Harris Stevens, LLC (1992-2001); Publisher, New York Construction News (1984-1992); Member, Board of Consultants of the Company (1991-1997); Director, Friends of Channel 13 (1992-2001); Board Member, New York State Board for Historic Preservation (1996-2002); President and Director, East Side Association (1994-1997); and Director, New York Building Congress (1988-1992).

Experience, Qualifications, Key Attributes and Skills: Mr. Urstadt's current positions as Managing Director of Urstadt Real Estate LLC (a real estate consulting and brokerage firm) and as President and Director of Urstadt Property Company, Inc. (a real estate investment company), each unrelated to Urstadt Biddle Properties Inc., represent the culmination of over 30 years of experience in real estate sales and leasing brokerage, property management and corporate policy-making. Mr. Urstadt's experience positions him to share valuable insights concerning the Company's strategic planning and operations.

____________________________________________

At the Annual Meeting, the stockholders of the Company will vote on the election of three directors comprising Class II. The affirmative vote of the holders of not less than a majority of the total combined voting power of all classes of stock entitled to vote and present at the Annual Meeting, in person or by proxy, subject to quorum requirements, will be required to elect a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
APPROVAL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

INFORMATION CONCERNING CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Class III Directors with Terms Expiring in 2015

Catherine U. Biddle, age 50, has served as a director of the Company since March 2013. Mrs. Biddle currently is Vice President, Secretary and a director of Urstadt Property Company, Inc. and Vice President and Secretary of Two Park Place Corp. (each a real estate investment corporation). Mrs. Biddle also serves as Director, Kensico Cemetery, and Trustee, Historic Hudson Valley. Previously, Mrs. Biddle served as an officer in The Bank of New York's Commercial Real Estate Finance Division (1989-1993).

Experience, Qualifications, Key Attributes and Skills: Mrs. Biddle's current positions as Vice President and Director of Urstadt Property Company, Inc. and Vice President of Two Park Place, each a real estate investment company and each unrelated to Urstadt Biddle Properties Inc., coupled with her commercial real estate banking experience and strong familiarity with properties in the Company's core geographic area and the markets within which they are located, have provided her with property management and corporate policy-making skills that the Company values in connection with the Company's strategic planning and operations.

Robert R. Douglass, age 82, is Vice-Chairman of the Board of Directors and has served as a director of the Company since 1991. Currently, Mr. Douglass is of Counsel to Milbank, Tweed, Hadley and McCloy, attorneys. He also serves as Chairman of the Downtown Lower Manhattan Association; Chairman of the Alliance for Downtown New York and as a director of the Lower Manhattan Development Corporation. Mr. Douglass previously served as Chairman and Director, Clearstream International (2000-2004); Chairman and Director, Cedel International (1994-2002); Vice Chairman and Director, The Chase Manhattan Corporation (1985-1993); Executive Vice President, General Counsel and Secretary of The Chase Manhattan Corporation (1976-1985); and as General Counsel (1965 - 1970) and Secretary (1971 - 1972) to New York State's former Governor Nelson A. Rockefeller. Mr. Douglass is a former Trustee of Dartmouth College (1983 - 1993).

Experience, Qualifications, Key Attributes and Skills: Mr. Douglass' distinguished career has involved senior roles in both the public and private sector. He has served as a director of many publicly traded companies. In his positions as former Vice Chairman and Director of The Chase Manhattan Corporation, and as former Executive Vice President, General Counsel and Secretary of The Chase Manhattan Corporation, Mr. Douglass acquired experience in planning corporate strategies and assessing regulatory, financial, and operational risks that make him a valuable asset to our Board. As an attorney, Mr. Douglass has counseled large corporations on the kinds of legal and regulatory issues faced by the Company and his understanding of corporate governance issues and governmental relations facilitates his role as Chairman of our Nominating and Corporate Governance Committee.

George H.C. Lawrence, age 76, has served as a director of the Company since 1988. Mr. Lawrence currently serves as President and Chief Executive Officer of Lawrence Properties, Inc. (since 1970). Mr. Lawrence previously served as Chairman of the Westchester County Association, and as a director (1976-2013) and Chairman (2007-2013) of Kensico Cemetery. Mr. Lawrence is an Honorary Trustee of Sarah Lawrence College and Trustee Emeritus of the Fund for American Studies.

Experience, Qualifications, Key Attributes and Skills: Currently President and Chief Executive Officer of Lawrence Properties, Mr. Lawrence has over 40 years of experience in real estate investment, management, finance and policy-making. As a director of the Company for more than twenty years, he has been an active participant in the growth of the Company and the development of the Company's proven business strategies. In an industry that is characterized by cycles, Mr. Lawrence offers an important perspective to the Board's focus on long-term planning and results.

Charles J. Urstadt, age 85, has served as a director of the Company since 1975, and as Chairman of the Board of Directors since 1986. Mr. Urstadt served as Chief Executive Officer of the Company from 1989 through June 2013. He also serves as Chairman and Director, Urstadt Property Company, Inc. (a real estate investment corporation); and Governor, Lawrence Hospital Center. Previously, Mr. Urstadt served as Trustee, Historic Hudson Valley (1998 - 2012). He is the Retired Founding Chairman, Battery Park City Authority; Retired Advisory Director, Putnam Trust Company; Trustee Emeritus, Pace University and Retired Trustee, TIAA-CREF.

Experience, Qualifications, Key Attributes and Skills: Mr. Urstadt has devoted a lifetime to real estate endeavors in both the public and private sectors through which he has accumulated extensive real estate investment, policy-making, risk management, executive leadership, strategic planning and operations experience. As a director of the Company since 1975 and its Chief Executive Officer from 1989 through June 2013, Mr. Urstadt has been instrumental in the growth of the Company and was the driving force behind the development of the Company's current business model. Together with the Chief Executive Officer, he is responsible for overall management of the Company's business. As such, Mr. Urstadt is uniquely positioned to provide critical insight concerning operations, strategic and financial planning, and risk management.

Class I Directors with Terms Expiring in 2016

Willing L. Biddle, age 52, has served as a director of the Company since 1997, as Chief Executive Officer since July 2013 and as President since December 1996. Previously, Mr. Biddle served the Company in other executive capacities: Chief Operating Officer (1996-2013); Executive Vice President (March 1996-December 1996); Senior Vice President — Management (1995-1996); and Vice President — Retail (1993-1995). Mr. Biddle formerly served as an Advisory Director of the Putnam Trust Company (2002-2008).

Experience, Qualifications, Key Attributes and Skills: Mr. Biddle has more than 25 years of experience in commercial real estate, real estate finance and leasing. Prior to being elected to the position of Chief Executive Officer, effective July 1, 2013, Mr. Biddle served in various executive management positions within the Company over more than 20 years, including as President and Chief Operating Officer for 17 years. In these roles, Mr. Biddle developed extensive knowledge of the real estate markets in which the Company operates and strong relationships with retailers and other property owners. He has become the Company's primary deal maker and, through his hands-on management approach, acquired a comprehensive understanding of all of the Company's operations. This places him in a unique position to share valuable insights with all of the directors.

E. Virgil Conway, age 84, has served as a director of the Company since 1989. Mr. Conway currently is Chairman of Rittenhouse Advisors, LLC. He also serves as Vice Chairman of The Academy of Political Science and as a Member of the New York State Thruway Authority. Previously, Mr. Conway served as Director, License Monitor, Inc. (2009-2010); Trustee, Phoenix Mutual Funds (1992-2008); Trustee, Consolidated Edison Company of New York, Inc. (1970-2002); Director, Union Pacific Corporation (1978-2002); Trustee, Atlantic Mutual Insurance Company (1974-2002); Director, Centennial Insurance Company (1974-2002); Chairman, New York Metropolitan Transportation Authority (1995-2001); Chairman, Financial Accounting Standards Advisory Council (1992-1995); and Chairman and Director of The Seamen's Bank for Savings, FSB (1969-1989). Mr. Conway is an Honorary Trustee of Josiah Macy Foundation, Trustee Emeritus of Pace University and Trustee Emeritus of Colgate University.

Experience, Qualifications, Key Attributes and Skills: Mr. Conway has served in numerous executive roles in both the public and private sectors, including as a director for many publicly traded corporations. He served for twenty years as Chairman and Director of The Seamen's Bank for Savings, FSB and for six years as Chairman of the New York Metropolitan Transportation Authority. Mr. Conway is a former Chairman of the Financial Accounting Standards Advisory Council and has served on the audit committees of a number of public corporations. In addition to his executive corporate and financial background, Mr. Conway can offer insight into legal and regulatory matters as well, having graduated cum laude from Yale University Law School. These experiences have provided Mr. Conway with a very broad range of leadership, investment, risk management, strategic planning and operational skills that have proven extremely valuable to the Company.

Robert J. Mueller, age 71, has served as a director of the Company since 2004. Mr. Mueller previously served as Senior Executive Vice President of The Bank of New York (1991-2004), as Executive Vice President of The Bank of New York (1989-1991), and as a member of Battery Park City Authority (2005-2012). From 1992 to 1998, Mr. Mueller served as Chief Credit Policy Officer of The Bank of New York with responsibilities as head of worldwide risk management. From 1998 to 2004, his responsibilities included the bank's global trading operations, commercial real estate lending, regional commercial banking, community development, residential mortgage lending and equipment leasing. He was a member of the bank's Senior Planning Committee. Mr. Mueller currently serves on the Boards of the Emigrant Savings Bank, the Borough of Manhattan Community College Fund and Danita Container, Inc. Previously, Mr. Mueller served as a director of Community Preservation Corp. (1992-2013).

Experience, Qualifications, Key Attributes and Skills: Mr. Mueller is a seasoned veteran in the world of commercial real estate and finance, having served in various executive roles and as a director of a number of publicly traded corporations. Immediately prior to joining the Board of Directors of the Company, Mr. Mueller served for more than 15 years in various executive capacities at The Bank of New York, including as Senior Executive Vice President where he was the bank's Chief Credit Policy Officer with responsibility as head of worldwide risk management. His background in this area and skills derived as a former member of the bank's Senior Planning Committee have provided Mr. Mueller with the leadership, strategic planning, risk management and operational experience that is sought after in corporate directors. Mr. Mueller is the current Chairman of the Company's Audit Committee.

Executive Officers who are not Directors

Thomas D. Myers, age 62, has served the Company as Executive Vice President, Secretary and Chief Legal Officer since March 2009. Mr. Myers has served as Chief Legal Officer since September 2008 and as Secretary since 1999. Previously, Mr. Myers served the Company as Senior Vice President (2003-2009), Co-Counsel (2007-2008), Vice President (1995-2003) and as Associate Counsel (1995-2006).

John T. Hayes, age 47, has served the Company as Senior Vice President, Chief Financial Officer and Treasurer since July 2008. Mr. Hayes served the Company as Vice President and Controller from March 2007 to June 2008. Prior to joining the Company, he served as Corporate Controller for Laundry Capital, LLC (2003-2007). Previously, Mr. Hayes practiced public accounting for 10 years.

Stephan A. Rapaglia, age 43, was elected Chief Operating Officer of the Company, effective January 1, 2014. He also serves as Senior Vice President, Real Estate Counsel and Assistant Secretary of the Company. Mr. Rapaglia joined the Company in 2008 as Vice President and Real Estate Counsel and subsequently was elected Assistant Secretary in 2009 and Senior Vice President in 2012. Prior to joining the Company, Mr. Rapaglia practiced law in the private sector.

CORPORATE GOVERNANCE AND BOARD MATTERS

Urstadt Biddle Properties Inc. is committed to maintaining sound corporate governance principles. The Board of Directors has approved formal Corporate Governance Guidelines that address the qualifications and responsibilities of directors, director independence, committee structure and responsibilities, and interactions with management, among other matters. The Corporate Governance Guidelines are available on the Company's website at http://www.ubproperties.com. Together with the bylaws of the Company and the charters of the Board's committees, the Corporate Governance Guidelines provide the framework for the governance of the Company.

Board Leadership Structure

For many years, the Company combined the positions of Chief Executive Officer and Chairman of the Board of Directors. Most recently, and for more than twenty years, both positions were held by Charles J. Urstadt. Effective July 1, 2013, as part of the board's succession planning strategy, the directors split these positions and elected Willing L. Biddle as Chief Executive Officer. Mr. Biddle has served as President and Chief Operating Officer for the last seventeen years. Mr. Urstadt continues to serve as an executive officer of the Company with the title of Chairman, and as Chairman of the Board of Directors. The Chief Executive Officer has overall responsibility for guiding the executive management team. The Chairman has responsibility for conducting all board meetings and is the final authority on the agenda for all board meetings. Currently, the Company does not have a separate lead director position. All of the independent directors serve on the Nominating and Corporate Governance Committee. The Board believes that this provides an appropriate balance to the leadership structure.

Risk Oversight

The Board of Directors retains responsibility for, and is actively involved in, the oversight and management of risks that could impact the Company. The Board committees that are more particularly described on the following pages have primary responsibility for managing risk within each committee's area of discipline. The Audit Committee regularly reviews and discusses the Company's policies and procedures with respect to risk assessment generally and specifically financial risk exposures, including risks associated with liquidity, interest rates, credit, operations and other matters. The Compensation Committee oversees risks related to the Company's policies concerning executive compensation and compensation generally. Each committee reports regularly to the Board to facilitate the Board's risk oversight. The Board also receives reports directly from senior officers who may be involved on a more regular basis with specific risk issues.

Board Independence

The Company's Corporate Governance Guidelines include specific Director Independence Standards that comply with applicable rules of the SEC and the listing standards of the New York Stock Exchange ("NYSE"). The Board requires that at least a majority of its directors satisfy this definition of independence. The Board of Directors has considered business and other relationships between the Company and each of its directors, including information provided to the Company by the directors. Based upon its review, the Board of Directors determined that all of its directors, other than Mrs. Catherine U. Biddle and Messrs. Willing L. Biddle, Charles J. Urstadt and Charles D. Urstadt, are independent, consistent with the Corporate Governance Guidelines.

Committees of the Board of Directors and Certain Meetings

During the fiscal year ended October 31, 2013, the Board of Directors held five meetings. The Board of Directors has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. Without exception, each director attended every meeting held during the fiscal year by the Board of Directors and by all committees of which such director is a member.

The Audit Committee consists of three non-employee directors, each of whom is independent as defined in the listing standards (as amended from time to time) of the New York Stock Exchange. The Audit Committee held five meetings during the fiscal year ended October 31, 2013. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities. The Committee's primary duties are to:

•monitor the integrity of the Company's financial statements, financial reporting processes and systems of internal controls over financial reporting;

•monitor the Company's compliance with legal and regulatory requirements relating to the foregoing;

•monitor the independence and performance of the Company's independent auditor and internal auditing function;

•provide an avenue of communication among the Board, the independent auditor, management and persons responsible for the internal audit function; and

•prepare the annual disclosures required of the Committee by Item 407 of Regulation S-K.

The Board of Directors has approved a written charter for the Audit Committee, the text of which may be viewed on the Company's website at http://www.ubproperties.com. The Audit Committee has sole authority to appoint, retain, oversee and, when appropriate, terminate the independent auditor of the Company. The Committee reviews with management and the independent auditor the Company's quarterly financial statements and internal accounting procedures and controls, and reviews with the independent auditor the scope and results of the auditing engagement. Messrs. Kevin J. Bannon, Richard Grellier and Robert J. Mueller (Chair) are the current members of the Audit Committee. The Board of Directors has determined that Mr. Robert J. Mueller, Chair of the Committee, meets the standards of an "Audit Committee Financial Expert" as that term is defined under Item 407(d) of Regulation S-K.

The Compensation Committee consists of three non-employee directors, each of whom is independent as defined in the listing standards (as amended from time to time) of the New York Stock Exchange. The Compensation Committee held three meetings during the fiscal year ended October 31, 2013. Key responsibilities of the Compensation Committee include:

•reviewing the Company's overall compensation strategy to assure that it promotes shareholder interests and supports the Company's strategic objectives;

•reviewing and approving corporate goals and objectives relevant to compensation of the Company's Chief Executive Officer, evaluating the Chief Executive Officer's performance in light of those goals and objectives and establishing the compensation of the Company's Chief Executive Officer;

•reviewing and recommending to the Board compensation for directors and non-CEO executive officers;

•administering the Company's Restricted Stock Plan and approving bonus or cash incentive plans used to compensate officers and other employees; and

•reviewing and discussing with management the Compensation Discussion and Analysis required by Item 402 of Regulation S-K and preparing the disclosures required of the Committee by Item 407 of Regulation S-K in accordance with applicable rules and regulations.

The Board of Directors has approved a written charter for the Compensation Committee, the text of which may be viewed on the Company's website at http://www.ubproperties.com. Messrs. E. Virgil Conway (Chair), Robert R. Douglass and George H.C. Lawrence are the current members of the Compensation Committee.

The Nominating and Corporate Governance Committee ("Governance Committee") consists of six non-employee directors, each of whom is independent as defined in the listing standards (as amended from time to time) of the New York Stock Exchange. The Governance Committee held one meeting during the fiscal year ended October 31, 2013. The principal responsibilities of the Governance Committee are to:

•establish criteria for Board membership and selection of new directors;

•recommend nominees to stand for election to the Board, including incumbent Board members and candidates for new directors;

•develop, recommend and periodically review a set of corporate governance principles and evaluate compliance by management and the Board with those principles and the Company's Code of Business Conduct and Ethics;

•develop and periodically review succession planning for the Chief Executive Officer, with the assistance of the Chief Executive Officer and other members of the Board; and

•oversee an annual evaluation of the performance of the Board of Directors and each of its chartered committees.

The Corporate Governance Guidelines include the Director Candidate Guidelines recommended by the Governance Committee and approved by the Board of Directors, which set forth the minimum qualifications and additional considerations that the Governance Committee uses in evaluating candidates for election to the Board. The Director Candidate Guidelines include the following minimum qualifications:

•a candidate's demonstrated integrity and ethics consistent with the Company's Code of Business Conduct and Ethics;

•a candidate's willingness and ability to participate fully in Board activities, including active membership and attendance at Board meetings and, subject to the independence criteria established by the New York Stock Exchange listing standards and applicable rules of the SEC, participation on at least one committee of the Board; and

•a candidate's willingness to represent the best interests of all of the Company's shareholders and not just a particular constituency.

The Board has not adopted a numerical limit on the number of corporate boards on which its directors may serve; however, the Committee will consider the demands on a candidate's time in selecting nominees. In addition, the Committee will take into consideration such other factors as it deems appropriate, including:

•a candidate's experience in real estate, business, finance, accounting rules and practices, law and public relations;

•the appropriate size and diversity of the Company's Board of Directors;

•the needs of the Company with respect to the particular talents and experience of its directors and the interplay of the candidate's experience with that of other Board members; and

•a candidate's management experience, judgment, skill and experience with businesses and organizations comparable to the Company.

In considering diversity in selecting director nominees, the Governance Committee gives weight to the extent to which candidates would increase the effectiveness of the Board by improving the experience, qualifications, key attributes and skills represented by the members of the Board. The Company requires that at least a majority of its directors satisfy the independence criteria established by the New York Stock Exchange and any applicable SEC rules, as they may be amended from time to time. In addition, the Committee will consider the financial literacy and financial background of nominees to ensure that the Board has at least one "audit committee financial expert" on the Audit Committee and that Board members who might serve on the Audit Committee satisfy the financial literacy requirements of the NYSE. The Committee believes it appropriate for at least one key member of the Company's management to participate as a member of the Board.

Shareholders can suggest qualified candidates for director by writing to the Company's corporate secretary at 321 Railroad Avenue, Greenwich, CT 06830. Submissions timely received (as described under "Other Matters" on page 33) and which comply with the criteria outlined in the preceding paragraphs, will be forwarded to the Chairperson of the Governance Committee for review and consideration. The Committee does not intend to evaluate such nominees any differently than other nominees to the Board.

The Board of Directors has approved a written charter for the Governance Committee, the text of which may be viewed on the Company's website at http://www.ubproperties.com. Messrs. Kevin J. Bannon, E. Virgil Conway, Robert R. Douglass (Chair), Richard Grellier, George H. C. Lawrence and Robert J. Mueller are the current members of the Governance Committee.

The Executive Committee, consisting of four directors, held two meetings during the fiscal year ended October 31, 2013. In general, the Executive Committee may exercise such powers of the directors between meetings of the directors as may be delegated to it by the directors (except for certain powers of the directors which may not be delegated). Messrs. Willing L. Biddle, Robert R. Douglass, Charles D. Urstadt and Charles J. Urstadt are the current members of the Executive Committee.

In the fiscal year ended October 31, 2013, the independent directors of the Company met once in executive session. Mr. Robert Douglass, Chair of the Nominating and Corporate Governance Committee, presided over the meeting.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY

PKF O'Connor Davies, a division of O'Connor Davies, LLP ("PKF"), provided auditing and other professional services to the Company during the fiscal year ended October 31, 2013.

The Audit Committee has appointed PKF to audit the financial statements of the Company for the fiscal year ending October 31, 2014 and recommends to the stockholders that such appointment be ratified. Representatives of PKF will be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives also will be available to respond to appropriate questions.

The affirmative vote of the holders of not less than a majority of the total combined voting power of all classes of stock entitled to vote and present at the Annual Meeting, in person or by properly executed proxy, subject to quorum requirements, will be required to ratify the appointment of PKF as the independent registered public accounting firm of the Company. If the stockholders do not ratify the appointment of PKF, the Audit Committee will reconsider whether or not to retain PKF as the independent registered public accounting firm of the Company for the fiscal year ending October 31, 2014.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR RATIFICATION OF THE APPOINTMENT OF
PKF O'CONNOR DAVIES, A DIVISION OF O'CONNOR DAVIES, LLP,
AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that was paid to our named executive officers in fiscal 2013 as described under "Compensation Discussion and Analysis" beginning at page 20, including the compensation tables and the narrative disclosures that accompany those tables.

Our executive compensation program is designed to attract and retain talented individuals who possess the skills and expertise necessary to lead the Company. The Company's Restricted Stock Award Plan that is the primary vehicle for providing long-term incentive compensation to our named executive officers has been voted upon and approved by our stockholders.

Our Company has a history of providing needed services to the community while delivering positive results for our stockholders. In spite of the broad economic downturn of the last several years, the Company is proud to have paid its stockholders uninterrupted dividends since its inception forty-four years ago, including dividend increases in each of the last twenty years. Our executive team has navigated the Company successfully through several challenging years and the compensation program for our named executive officers continues to be a key ingredient in motivating these executives to deliver such results.

The Compensation Committee regularly reviews all elements of the compensation paid to our named executive officers. The Committee believes that the Company's present compensation program, as presented in the Compensation Discussion and Analysis section and the accompanying tables in this proxy statement, promotes in the best manner possible our business objectives while aligning the interests of the named executive officers with our stockholders to ensure positive financial results. Accordingly, the Company requests your vote "FOR" the following resolution:

"RESOLVED, that the compensation of the named executive officers of the Company, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures, is approved."

The results of this advisory vote are not binding on the Compensation Committee, the Company or our Board of Directors. Nevertheless, the Board of Directors values input from our stockholders and will consider carefully the results of this vote when making future decisions concerning executive compensation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS
DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE
ACCOMPANYING COMPENSATION TABLES AND DISCLOSURES IN THIS PROXY STATEMENT.

PROPOSAL 4
AMENDMENT OF THE RESTRICTED STOCK AWARD PLAN

The Company first established a Restricted Stock Award Plan in 1997. In 2002, the stockholders of the Company approved an Amended and Restated Restricted Stock Award Plan (the "Plan") and subsequently approved further amendments to the Plan, which amendments, among other things, increased the maximum number of shares available for issuance under the Plan to 3,750,000 shares of which 350,000 shares are Class A Common Stock, 350,000 shares are Common Stock, and 3,050,000 shares, at the discretion of the Compensation Committee administering the Plan, may be any combination of Class A Common Stock and Common Stock. As of January 20, 2014, restricted stock awards representing 868,000 shares of Class A Common Stock and 2,330,000 shares of Common Stock had been issued under the Plan and there remained 552,000 shares which, at the discretion of the Compensation Committee, may be awarded in any combination of Class A Common Stock and Common Stock for future restricted stock awards.

As discussed more fully under "Compensation Discussion and Analysis" beginning at page 20, the Company places great emphasis on equity incentives tied to the long-term performance and profitability of the Company in managing the Company's executive compensation program. Therefore, the principal purpose of the Plan is to promote the long-term growth of the Company by attracting, retaining and motivating directors and key management personnel possessing outstanding ability and to further the identity of the interests of such personnel with those of the Company's stockholders through stock ownership opportunities. In addition to being a key component of executive compensation, the Board of Directors also believes that some level of stock ownership could be an incentive for all employees, encourage a longer term commitment to the Company and serve to align their interests with those of the Company's stockholders. Accordingly, the Board has approved an amendment to the Plan, subject to approval by the Company's stockholders, that would permit the Compensation Committee to make grants of restricted stock to employees at all levels, in addition to management personnel. Due to the Company having fewer than fifty employees and the expectation that any restricted stock grants to non-management personnel would be relatively small, the Board of Directors believes that the aggregate grants to non-management employees would increase total annual equity compensation by less than 2%. A copy of the proposed amended Plan is set forth as Appendix A to this proxy statement.

Set forth below is a summary of the principal provisions of the proposed amended Plan.

Summary of the Restricted Stock Award Plan

Grant of Restricted Stock Awards. If Proposal 4 is approved, the participants eligible to receive restricted stock awards would be any employee or director selected by the Compensation Committee, in its discretion. Currently, awards may be made only to certain management personnel and directors.

Principal Terms and Conditions of Restricted Stock Awards. Each restricted stock award will be evidenced by a written agreement, executed by both the relevant participant and the Company, setting forth all the terms and conditions applicable to such award as determined by the Compensation Committee. These terms and conditions will include:

•the length of the restricted period of the award;

•the restrictions applicable to the award including, without limitation, the employment or retirement status rules governing forfeiture and restrictions applicable to any sale, assignment, transfer, pledge or other encumbrance of the restricted stock during the restricted period; and

•the eligibility to share in dividends and other distributions paid to the Company's stockholders during the restricted period.

Lapse of Restrictions. If a participant's status as an employee or non-employee director of the Company is terminated by reason of death or disability, the restrictions will lapse on such date. Except as described below, if such status as an employee or non-employee director is terminated prior to the lapse of the restricted period by reason of retirement, the restricted period will continue as if the participant had remained in the employment of the Company; provided, however, that if the retired participant accepts employment or provides services during the restricted period to any organization other than the Company that is engaged primarily in the ownership and/or management or brokerage of shopping centers in the New York, Northern New Jersey, Long Island, NY-NJ-CT Metropolitan Statistical Area (the "Company's MSA"), the participant will forfeit all unvested restricted shares. If a participant's status as an employee or director terminates for any other reason, the participant will forfeit any outstanding restricted stock awards . Special rules apply to any participant who has attained retirement age prior to the date of grant. Shares of restricted stock that are forfeited become available again for issuance under the Plan. The

Compensation Committee has the authority to accelerate the time at which the restrictions may lapse whenever it considers that such action is in the best interests of the Company and of its stockholders, whether by reason of changes in tax laws, a "Change in Control" as defined in the Plan, or otherwise.

Dividends on Restricted Stock. Recipients of restricted stock have the right to receive dividends declared and other distributions paid with respect to such stock as the same are declared and paid to stockholders with respect to the Common Stock and Class A Common Stock generally.

Tax Consequences. With respect to employee participants in the Plan, the Company is required to withhold income and payroll taxes to comply with federal and state laws applicable to the value of restricted shares when such shares are no longer subject to a substantial risk of forfeiture. Upon the lapse of the applicable forfeiture restrictions, the value of the restricted stock will be taxable to the relevant participant as ordinary income and deductible by the Company.

Adjustments to the Plan. If the Company subdivides or combines its outstanding shares of Class A Common Stock or Common Stock into a greater or lesser number of shares or if the Compensation Committee determines that a stock dividend, reclassification, business combination, exchange of shares, warrants or rights offering to purchase shares or other similar event affects the shares of the Company such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, the Compensation Committee , in its discretion, may make adjustments that it deems to be equitable and appropriate to the number and class of shares that may be awarded and the number and class of shares subject to outstanding awards under the Plan.

The amount of specific future awards that may be made under the Plan and the value of such awards are not determinable at this time. Information about grants made under the Plan to each of the named executive officers ("NEOs") in the fiscal year ended October 31, 2013 is set forth in the table titled "Grants of Plan-Based Awards" on page 25. Grants to the NEOs in the fiscal year ended October 31, 2013 totaled 175,000 shares of Common Stock and 22,500 shares of Class A Common Stock. During the same period, the Company made grants under the Plan to non-executive officers and other employees of the Company totaling 35,900 shares of Class A Common Stock and to non-employee directors totaling 950 shares of Common Stock and 5,700 shares of Class A Common Stock. Additional information concerning compensation paid to directors in the fiscal year ended October 31, 2013 is set forth in the table titled "Director Compensation" on page 30. Information concerning the outstanding equity awards held by each of the named executive officers as of October 31, 2013 can be found in the table titled "Outstanding Equity Awards at Fiscal Year-End" on page 26. Information for each of the named executive officers concerning restricted stock awards that vested in the fiscal year ended October 31, 2013 is set forth in the table titled "Option Exercises and Stock Vested" on page 27. Information about grants made to date in the current fiscal year is set forth in the discussion of long-term incentives on pages 22.

The affirmative vote of the holders of not less than a majority of the total combined voting power of all classes of stock entitled to vote and present at the Annual Meeting, in person or by properly executed proxy, subject to quorum requirements, will be required to amend the Restricted Stock Award Plan.

THE BOARD OF DIRECTORS
 UNANIMOUSLY RECOMMENDS A VOTE FOR
 THE AMENDMENT OF THE RESTRICTED STOCK AWARD PLAN

  REPORT OF AUDIT COMMITTEE

The Audit Committee of the Company's Board of Directors consists of the three non-employee directors listed below. Each of the members of the Audit Committee is independent, as such term is defined by the listing standards of the New York Stock Exchange (as amended from time to time).

During the last year, the Audit Committee met regularly with, and received periodic updates from, management, PKF, the Company's independent registered public accounting firm, and Berdon, LLP, which provided internal audit services to the Company, to ensure management's maintenance of an effective system of internal controls over financial reporting. The Audit Committee reviewed PKF's "Report of Independent Registered Public Accounting Firm" included in the Company's Annual Report on Form 10-K related to its audit of (i) the Company's consolidated financial statements, and (ii) the effectiveness of the Company's internal control over financial reporting.

The Audit Committee also reviewed and discussed with management and the independent registered public accounting firm the disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the audited financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2013. This review included a discussion with the independent registered public accounting firm of the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm according to applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence from the Company and its management. The Audit Committee considered whether (and determined that) the provision by PKF of the services described below under "Fees Billed by Independent Registered Public Accounting Firm" is compatible with PKF's independence from both management and the Company.

In reliance upon the review and discussions referred to above and the report of PKF, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended October 31, 2013, for filing with the SEC.

Among its responsibilities, the Audit Committee has sole authority to retain, set the terms of engagement of, evaluate and, when appropriate, replace the independent registered public accounting firm and persons responsible for the Company's internal audit function. As described in Proposal 2 in this proxy statement, the Audit Committee has appointed PKF to audit the financial statements of the Company for the ensuing fiscal year and recommends to the stockholders that such appointment be ratified. During the fiscal year ended October 31, 2013, the Audit Committee also engaged Berdon LLP, certified public accountants and advisors, to provide internal audit services for the Company. The Committee has not yet engaged anyone to provide internal audit services in 2014.

Audit Committee:

Robert J. Mueller, Chairman
Kevin J. Bannon
Richard Grellier

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The SEC requires disclosure of the fees billed by the Company's independent registered public accounting firm for certain services. For the fiscal year ended October 31, 2013, PKF served as the Company's independent registered public accounting firm. The following table sets forth the aggregate fees billed by PKF during the fiscal years ended October 31, 2013 and 2012 respectively.

	FY Ended 10/31/13	FY Ended 10/31/12
Fees Billed:
Audit Fees	$348,000	$350,000
Audit-Related Fees	$ 20,000	$ 47,000
Tax Fees	$ 21,000	$ 4,100
All Other Fees	$ 0	$ 0
Total	$389,000	$401,100

Audit Fees include amounts billed to the Company related to the audit of the consolidated financial statements of the Company and for quarterly reviews for that year. For the fiscal years ended October 31, 2013 and October 31, 2012, respectively, these amounts included $272,000 and $271,000 for the audit and quarterly reviews of the Company's financial statements and $76,000 and $79,000 for the audit of the effectiveness of the Company's internal control over financial reporting.

Audit-Related Fees include amounts billed to the Company for services rendered in connection with required reviews performed in connection with registration statements and significant property acquisitions during the year.

Tax Fees include amounts billed to the Company primarily for tax planning and consulting, tax compliance and a review of federal and state income tax returns for the Company and its consolidated joint ventures.

All Other Fees include amounts billed to the Company for financial information systems, design and implementation, and other matters; there were no amounts billed or incurred related to other fees in the fiscal years ended October 31, 2013 or 2012, respectively.

Audit Committee Pre-Approval Policy

During the fiscal year ended October 31, 2013, the Audit Committee approved, prior to engagement, all audit and non-audit services provided by the Company's independent registered public accounting firm and all fees to be paid for such services. The Audit Committee has pre-approved all audit services to be provided by the Company's independent registered public accounting firm related to reviews of the Company's quarterly financial reports on Form 10-Q and audit of the Company's annual report on Form 10-K for the year ending October 31, 2014. All other services are considered and approved on an individual basis.

Fees Paid in Connection with Internal Audit Services

In addition to the fees enumerated above that were paid to the Company's independent registered public accounting firm during the year ended October 31, 2013, the Company incurred fees of approximately $157,000 to Berdon, LLP for internal audit services.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Company has a formal procedure to review transactions and relationships in which the Company, its directors, executive officers or their immediate family members, or any 5% or greater shareholder, are participants to determine whether such persons have a direct or indirect material interest. All transactions involving amounts in excess of $120,000 are considered.

The Company's Law Department is primarily responsible for developing and implementing procedures, which, among other things, include obtaining written statements from each of the directors and officers of the Company, to determine if any directors, officers or their immediate family members have a direct or indirect material interest in relationships and transactions in which the Company and any such persons are participants. Responses from the directors and executive officers are forwarded to the Governance Committee for review. Responses from other officers of the Company are reviewed by the Company's Chief Legal Officer and forwarded to the Governance Committee if related party transactions are indicated.

In reviewing related person transactions, the Committee considers:

-the material terms of the transaction, including the type and amount of the transaction;

-the significance of the transaction to the Company and to the related person;

-whether the transaction would impair the judgment of the director or executive officer to act in the best interest of the Company and its stockholders; and

-any other matters that the Committee deems relevant and appropriate.

Any member of the Committee who is a participant (or whose immediate family member is a participant) in a transaction being reviewed or considered may not participate in the Committee's consideration of such matter.

All transactions that are determined to be directly or indirectly material to a related person are disclosed as required by applicable SEC rules.

As of the date two weeks prior to the date of this proxy statement (the most recent practicable date), the Company was not aware of any related person transactions. Charles J. Urstadt, the Company's Chairman, is the father of Catherine U. Biddle and Charles D. Urstadt, directors of the Company. Willing L. Biddle, the Company's President, Chief Executive Officer and a director, is the husband of Catherine U. Biddle, the son-in-law of Charles J. Urstadt, and the brother-in-law of Charles D. Urstadt.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information as of January 15, 2014 available to the Company with respect to the shares of the Company (i) held by those persons known to the Company to be the beneficial owners (as determined under the rules of the SEC) of more than 5% of the Common Shares and Class A Common Shares then outstanding, (ii) held by each of the directors, and each of the executive officers named in the Summary Compensation Table below, and (iii) held by all of the directors and executive officers as a group:

5% BENEFICIAL OWNERS

Name and Address of Beneficial Owner	Common Shares Beneficially Owned	Percent of Class	Class A Common Shares Beneficially Owned	Percent of Class

Charles J. Urstadt	4,308,879 (1)	46.9%	38,500	*
Urstadt Biddle Properties Inc.
321 Railroad Ave.
Greenwich, CT 06830

Willing L. Biddle	2,599,598 (2)	28.3%	55,824 (3)	*
Urstadt Biddle Properties Inc.
321 Railroad Ave.
Greenwich, CT 06830

The Vanguard Group, Inc.	—	—	2,736,911 (4)	11.6%
100 Vanguard Blvd.
Malvern, PA 19355

BlackRock, Inc.	—	—	2,131,711 (5)	9.0%
40 East 52nd Street
New York, NY 10022

Nuveen Asset Management, LLC	—	—	1,574,962 (6)	6.7%
333 W. Wacker Drive
Chicago, IL 60606

Vanguard Specialized Funds -	—	—	1,482,780 (7)	6.3%
Vanguard REIT Index Fund
100 Vanguard Blvd.
Malvern, PA 19355

Neuberger Berman Group LLC	—	—	1,423,691 (8)	6.0%
605 Third Avenue
New York, NY 10158

_______________

*Less than 1%

Footnotes appear on the following page.

(1)	Includes 883,185 shares owned by Urstadt Property Company, Inc. ("UPCO"), a Delaware corporation of which Mr. Urstadt is the chairman, a director and a principal stockholder, 586,971 shares owned by Urstadt Realty Shares II L.P. ("URS II"), a Delaware limited partnership of which Mr. Urstadt is the limited partner and UPCO is the general partner, 1,942,431 shares owned by Urstadt Realty Associates Co LP ("URACO"), a Delaware limited partnership of which UPCO is the general partner and Mr. Urstadt, Elinor Urstadt (Mr. Urstadt's wife), the Catherine U. Biddle Irrevocable Trust and the Charles D. Urstadt Irrevocable Trust (for each of which trusts Mr. Urstadt is the sole trustee) are the limited partners, 220,000 shares owned by the Charles J. Urstadt 2012 Family Trust, of which Elinor Urstadt, is a beneficiary and Elinor Urstadt, Willing L. Biddle and Catherine U. Biddle are co-trustees, 41,050 shares owned by Elinor Urstadt, 5,499 shares held by the trust established under the Urstadt Biddle Properties Inc. Excess Benefit and Deferred Compensation Plan of 2005, and 100,000 shares held of record by the Urstadt Conservation Foundation (the "Foundation"), of which Mr. Urstadt, Mrs. Urstadt and Catherine U. Biddle are the sole trustees. Mr. Urstadt disclaims beneficial ownership of any shares owned by the Foundation.

(2)	Includes 270,000 shares owned by The Catherine U. Biddle 2012 Dynasty Trust ("CUB Trust"), for which Willing L. Biddle is the trustee and Elinor P. Biddle and Dana C. Biddle, Mr. Biddle's daughters, are the beneficiaries, 270,000 shares owned by The Willing L. Biddle 2012 Dynasty Trust ("WLB Trust"), for which Catherine U. Biddle is the trustee and Elinor P. Biddle, Dana C. Biddle and Catherine U. Biddle are the beneficiaries, 2,357 shares held by the trust established under the Urstadt Biddle Properties Inc. Excess Benefit and Deferred Compensation Plan of 2005, 2,307 shares owned by the Willing L. Biddle IRA, 28,657 shares owned beneficially and of record by Catherine U. Biddle, 555 shares owned by the Catherine U. Biddle IRA for the benefit of Catherine U. Biddle, 1,070 shares owned by the Charles and Phoebe Biddle Trust UAD 12/20/93 for the benefit of the issue of Mr. Biddle, for which Mr. Biddle and Charles J. Urstadt are the sole trustees, and 5,163 shares owned by the P.T. Biddle (Deceased) IRA for the benefit of Mr. Biddle. Mr. Biddle disclaims beneficial ownership of any shares held by the WLB Trust. 953,571 shares owned directly by Mr. Biddle are pledged as collateral for two third party loans.

(3)	Includes 2,769 shares owned beneficially and of record by Catherine U. Biddle and 555 shares owned by the Catherine U. Biddle IRA. 6,250 shares owned directly by Mr. Biddle are pledged as collateral for a third party loan.

(4)	Number of shares is based upon information filed with the SEC on February 11, 2013 by The Vanguard Group, Inc. in a Schedule 13G/A for the year ended December 31, 2012.

(5)	Number of shares is based upon information filed with the SEC on January 31, 2013 by BlackRock, Inc. in a Schedule 13G for the year ended December 31, 2012.

(6)	Number of shares is based upon information filed with the SEC on February 13, 2013 by Nuveen Asset Management, LLC in a Schedule 13G for the year ended December 31, 2012.

(7)	Number of shares is based upon information filed with the SEC on February 14, 2013 by Vanguard Specialized Funds - Vanguard REIT Index Fund in a Schedule 13G for the year ended December 31, 2012.

(8)	Number of shares is based upon information filed with the SEC on February 14, 2013 by Neuberger Berman Group LLC in a Schedule 13G for the year ended December 31, 2012.

DIRECTORS AND EXECUTIVE OFFICERS

Name	Common Shares Beneficially Owned		Percent of Class	Class A Common Shares Beneficially Owned		Percent of Class
Charles J. Urstadt	4,308,879	(1)	46.9%	38,500		*
Willing L. Biddle	2,599,598	(2)	28.3%	55,824	(3)	*
Kevin J. Bannon	—		*	24,400		*
Catherine U. Biddle	299,212	(4)		3,324	(5)
E. Virgil Conway	—		*	91,221	(6)	*
Robert R. Douglass	7,825		*	42,743		*
Richard Grellier	2,627		*	2,900		*
George H.C. Lawrence	—		*	75,858		*
Robert J. Mueller	—		*	40,950		*
Charles D. Urstadt	26,676		*	1,850		*
John T. Hayes	—		*	41,030		*
Thomas D. Myers	—		*	144,184	(7)	*
Stephan A. Rapaglia (8)	—		*	41,500		*
Directors & Executive Officers as a group (13 persons)			78.9%			2.6%

______________

*	Less than 1%

(1)	See note (1) under the preceding table titled "5% Beneficial Owners".

(2)	See note (2) under the preceding table titled "5% Beneficial Owners".

(3)	See note (3) under the preceding table titled "5% Beneficial Owners".

(4)	Includes 270,000 shares owned by The Willing L. Biddle 2012 Dynasty Trust, for which Catherine U. Biddle is the trustee and Elinor P. Biddle and Dana C. Biddle, Mrs. Biddle's daughters, are the beneficiaries, and 555 shares owned by the Catherine U. Biddle IRA for the benefit of Catherine U. Biddle. All of the shares reported as beneficially owned by Mrs. Biddle also are reported as beneficially owned by Willing L. Biddle (see note 2 above).

(5)	Includes 555 shares owned by the Catherine U. Biddle IRA for the benefit of Catherine U. Biddle. All of the shares reported as beneficially owned by Mrs. Biddle also are reported as beneficially owned by Willing L. Biddle (see note 3 above).

(6)	Includes 50,000 shares held of record by Mr. Conway's IRA Rollover Trust and 10,000 shares held of record by The Conway Foundation, of which Mr. Conway and his wife, Elaine Conway, are officers and directors. Mr. Conway disclaims beneficial ownership of any shares held by The Conway Foundation.

(7)	28,250 shares owned by Mr. Myers are pledged as collateral for a line of credit. As of January 20, 2014, there was no balance outstanding on the line of credit.

(8)	Mr. Rapaglia became Chief Operating Officer of the Company on January 1, 2014, following the fiscal year end of October 31, 2013. Accordingly, no data appears for Mr. Rapaglia in the Summary Compensation Table and other tables that follow. Such data will be included in tables to be included in the proxy statement for the annual meeting of shareholders to be held in 2015.

COMPENSATION DISCUSSION AND ANALYSIS

Following is a discussion of the Company's compensation program for its Chief Executive Officer, Chief Financial Officer, Chairman, and Chief Legal Officer, being the four most highly compensated executive officers, and the only persons who served as executive officers during the fiscal year ended October 31, 2013 (collectively, the "named executive officers" or "NEOs").

Overview of Compensation for the Named Executive Officers

The Compensation Committee of the Board of Directors, which is composed entirely of independent directors, has primary responsibility for oversight of the Company's compensation program. As more fully described under "Corporate Governance and Board Matters" above, the Committee's responsibilities include reviewing the Company's overall compensation strategy to assure that it promotes shareholder interests and supports the Company's strategic objectives, reviewing and approving corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer, evaluating the CEO's performance in light of those goals and objectives and establishing compensation for the Chief Executive Officer. With respect to the other NEOs, the Compensation Committee considers recommendations by the CEO and makes recommendations to the full Board of Directors regarding their compensation.

Objectives of the Urstadt Biddle Properties Executive Compensation Program

The Company's executive compensation program is designed to accomplish the following key objectives:

1.Attract individuals of top quality who possess the skills and expertise required to lead the Company;

2.Align compensation with corporate strategy, business objectives and the long-term interests of shareholders;

3.Create an incentive to increase shareholder value by providing a significant percentage of compensation in the form of equity awards;

4.Offer the right balance of long-term and short-term compensation and incentives to retain talented employees.

Elements of the Executive Compensation Program

The Company's executive compensation program consists of five key elements:

1.Competitive base salaries

2.Short-term rewards

3.Long-term incentives

4.Company provided benefits

5.Termination benefits in the event of a Change in Control

Base Salaries

Each of the named executive officers receives a base salary which is evaluated annually. The base salary of the Chief Executive Officer is determined by the Compensation Committee. In making recommendations on the salaries of the other NEOs, the Committee relies heavily on input and recommendations from the CEO, believing that, since the Chief Executive has daily interaction with the other NEOs, he is well situated to provide valuable insight regarding the respective contributions of all members of the executive management team. The Committee's recommendations regarding base salaries for all NEOs are submitted to the Board of Directors for final approval.

Base salaries for the NEOs other than the CEO are intended to be competitive with base salaries of executive positions of comparable responsibility with similarly sized REITs which the Committee believes are representative of the companies against which Urstadt Biddle Properties competes for executive talent. With respect to the CEO and the Chairman, the Company places much greater emphasis on long-term equity incentives tied to the long-term performance of the Company. As described below, the base salaries for the CEO and Chairman may represent less than 25% of total compensation. Following the end of the fiscal year and after considering a number of factors, including compensation survey data for other REITs provided by the National Association of Real Estate Investment Trusts, the Compensation Committee made its determinations and recommendations regarding 2014 annual base compensation for the NEOs. Base salaries for 2014 for Messrs. Biddle, Hayes, Urstadt and Myers were set at $340,000, $220,000, $250,000, and $220,000, respectively.

Short-term Rewards

The Company believes that short-term rewards, in the form of annual cash bonuses, serve to link pay to performance and provide incentive to selected individuals to help the Company attain longer term goals. Annual bonuses are considered by the Compensation Committee following the close of each fiscal year and are paid during the next quarter. The Committee has not established limits on the amount of annual cash bonuses, but typically does not award cash bonuses in excess of 10% of an individual's base compensation. The Committee believes that short-term rewards in the form of cash bonuses to NEOs generally should reflect short-term results and should take into consideration both the profitability and performance of the Company and the performance of the individual, which may include comparing such individual's performance to the preceding year, reviewing the breadth and nature of the NEO's responsibilities and valuing special contributions by each such individual. With respect to the Chief Executive Officer and the Chairman, greater emphasis is placed on the performance of the Company. In evaluating performance of the Company annually, the Committee considers a variety of factors including, among others, Funds From Operations (FFO), net income, growth in asset size, amount of space under lease, and total return to shareholders. The Company considers FFO to be an important measure of an equity REIT's operating performance and has adopted the definition suggested by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO to mean net income computed in accordance with generally accepted accounting principles (GAAP), excluding gains or losses from sales of property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated joint ventures. The Company considers FFO to be a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of its real estate assets diminishes predictably over time and because industry analysts have accepted it as a performance measure. As described in the discussion which follows concerning long-term incentive compensation, the Committee declines to use specific performance formulas, believing that with respect to Company performance, such formulas do not adequately account for many factors including, among others, the relative performance of the Company compared to its competitors during variations in the economic cycle, and that with respect to individual performance, such formulas are not a substitute for the subjective evaluation by the Committee of a wide range of management and leadership skills of each of the NEOs.

In addition to annual cash bonuses approved or recommended by the Compensation Committee, the Committee also authorizes the President, in his discretion, to make cash awards ("Special Performance Awards"), apart from year end cash bonuses, to reward employees for exceptional effort and service to the Company. All employees of the Company, including NEOs other than the CEO and the Chairman, are eligible to receive such an award. For the year ended October 31, 2013, the Compensation Committee authorized Special Performance Awards, in the aggregate, of not more than $120,000.

The Committee's determination regarding cash bonuses to be awarded to the CEO and recommendations for cash bonuses to be paid to the other NEOs are submitted to the Board of Directors for approval. The Summary Compensation table below includes bonuses and Special Performance Awards paid to the NEOs in fiscal 2013. Such payments were made in December 2012 and reflect the Committee's assessment of the individual's performance and the Company's results for fiscal 2012 when, despite the fact that the Company completed the acquisition of interests in two additional properties with thirty-five new tenants in approximately 97,000 square feet and new leases or lease renewals at competitive rents covering nearly 680,000 square feet, FFO, net income and other measures of short term performance remained largely unchanged. However, the Committee attached considerable significance to the successful issuance and sale of an additional 2,500,000 shares of Class A Common stock and 5,175,000 shares of the new 7.125% series F Preferred Stock which collectively resulted in additional capital of approximately $173 million, before expenses, and which positioned the Company to take advantage of new growth opportunities.  As reflected in the Summary Compensation Table, the Committee awarded Mr. Biddle a bonus of $6,100 and recommended bonuses, later approved by the Board of Directors, for Messrs. Hayes and Myers of $3,985 and $4,079, respectively.  Messrs. Hayes and Myers also received Special Performance Awards of $15,000 and $12,500, respectively.

At its meeting in December 2013, the Compensation Committee reviewed results for the year ended October 31, 2013. The Committee again recognized the sound performance of the Company during the year relative to other retail REITs, including the acquisition of, or interests in, thirteen additional properties representing more than 275,000 square feet of additional space, but also acknowledged that the short-term measures of performance discussed above continued mostly unchanged or declined from the preceding year. The Committee recommended bonuses, subsequently approved by the Board of Directors, for Messrs. Biddle, Hayes, Urstadt and Myers of $7,200, $4,100, $4,800 and $4,200, respectively. Mr. Hayes also received a Special Performance Award of $8,900. Such bonuses, paid in fiscal 2013, will be reflected in the Summary Compensation Table included in the proxy statement for the annual meeting of shareholders to be held in 2015.

Long-term Incentives

Of the five elements of the Company's executive compensation program, the Company places the greatest emphasis on equity incentives tied to the long-term performance and profitability of the Company. This is accomplished through grants under the Company's Restricted Stock Award Plan (the "Plan"), thus providing the Company's key executives with a direct incentive to improve the Company's performance and enhance shareholder value. The Plan provides that the recipient does not become vested in restricted stock until after a specified time after it is issued. The Compensation Committee determines the vesting period which may range between five and ten years after the date of grant. The Committee recognizes that such time frames may be comparatively long when measured against similar types of incentive awards for executives of other companies, but believes that awards that vest after five or more years, and which become vested only at the end of their terms, and not ratably over their terms, better reflect the longer term outlook of a real estate oriented company and also better link the individual rewards to successful development and implementation of long-term growth strategies that will benefit all shareholders. Unless an exception is approved by the Committee, if the executive leaves the Company prior to the end of the vesting period, other than by retirement, death or disability, unvested stock is forfeited. The Company believes that the restricted stock awards serve as both a reward for performance and a retention device for key executives and help to align their interests with all shareholders.

The Committee determines the long-term incentive awards for the CEO, and, with input from the CEO, makes recommendations to the Board of Directors regarding similar awards for the other NEOs. In making its decisions, the Committee does not use an established formula or focus on a specific performance target. The Committee recognizes that often outside forces beyond the control of management, such as economic conditions, changing retail and real estate markets and other factors, may contribute to less favorable near term results even when sound strategic decisions have been made to position the Company for longer term profitability. Thus, the Committee also strives to identify whether the CEO is exercising the kind of judgment and making the types of decisions that will lead to future growth and enhanced net asset value, even if the same are difficult to measure on a current basis. For example, in determining appropriate long-term incentive awards, the Committee considers, among other matters, whether senior management has envisioned and executed strategies that will provide adequate funding or appropriate borrowing capacity for future growth, whether acquisition and leasing "pipelines" have been developed to ensure a future stream of reliable and increasing revenues for the Company, whether the selection of properties, tenants and tenant mix evidence appropriate risk management, including risks associated with real estate markets and tenant credit, and whether the administration of staff size and compensation appropriately balances the current and projected operating requirements of the Company with the need to effectively control overhead costs.

The Summary Compensation Table set forth below includes the grant date fair market value of long-term incentive awards made to the named executive officers during the fiscal year ended October 31, 2013. Those grants were approved in December 2012 and became effective in January 2013 following the close of the prior fiscal year. Such grants reflect the Compensation Committee's consideration of the factors described above.

At its meeting in December 2013, the Compensation Committee considered results for the year ended October 31, 2013 and undertook its annual evaluation and recommendations for changes in base compensation, annual bonuses and incentive awards. To recognize extraordinary contributions, the Committee awarded restricted stock to Mr. Biddle in the amount of 100,000 Common shares and 2,500 Class A Common shares and made recommendations to the Board of Directors concerning grants to the other named executive officers, including an award to Mr. Urstadt in the amount of 50,000 Common shares and 2,000 Class A Common shares, all of which grants were effective as of January 2, 2014. Mr. Biddle's award vests after nine years. The awards to the other NEO's vest after five years. Except as noted above, the awards to Messrs. Biddle, Hayes and Myers are subject to continued employment. The award to Mr. Urstadt would be forfeited in the event of his voluntary retirement; however, in the event of his involuntary termination, except for Cause (as defined), Mr. Urstadt's award would continue to vest as if his termination had not occurred. In making the awards, the Committee considered the factors cited above and recognized a number of accomplishments, including: the redemption of all of the Series C Preferred Stock and Series E Preferred Stock outstanding by using proceeds from the sale of the Class A Common stock and the new Series F Preferred Stock discussed in the preceding section; the acquisition of, or interest in, thirteen additional properties adding another 275,000 square feet of space to the portfolio; new leases or lease renewals at competitive rents covering over 778,200 square feet; and continued strict adherence to a business plan that has emphasized sound risk management, very low leverage by industry standards, ample liquidity and credit lines for future growth, and the avoidance of variable rate long-term debt obligations. In evaluating long-term performance, the Committee recognized that the Company remains among the leaders of all retail REITs in comparisons of total performance over the last 10 year period.

Employee Benefit Plans

The Company maintains a variety of medical, dental, life and disability insurance programs and a Profit Sharing and Savings Plan ("401(k) Plan") for all of its eligible full-time employees. The 401(k) Plan is administered by the Compensation Committee and provides employees with an opportunity to accumulate savings in a tax deferred plan through deferral of a portion of their compensation and through matching Company contributions. For the fiscal year ended October 31, 2013, the Compensation Committee approved matching profit-sharing contributions for each participant's account equal to the amount of the participant's elective deferrals that do not exceed 5% of compensation (as defined) under the 401(k) Plan. In order to comply with certain limitations under the Internal Revenue Code of 1986, as amended (the "Code Limitations"), amounts equal to the excess of the 5% matching contribution that would have been allocated to the accounts for Messrs. Biddle and Urstadt under the 401(k) Plan for the fiscal year ended October 31, 2013 absent the Code Limitations, were credited to an Excess Benefit Account for such individuals under the Company's Excess Benefit and Deferred Compensation Plan. Amounts credited to the respective accounts of each NEO in the 401(k) Plan and the Excess Benefit and Deferred Compensation Plan appear in the Summary Compensation Table in the column titled "All Other Compensation".

Termination Benefits in the event of a Change in Control

The Company does not have employment agreements with any of the named executive officers, but it has entered into Change in Control agreements with each of the NEOs pursuant to which each of the NEOs would be entitled to certain termination benefits in the event that his employment is terminated for Good Reason (as defined) or by the Company for any reason other than for Cause (as defined), within eighteen months following a Change in Control. Each of the Change in Control Agreements has an indefinite term. Such agreements serve to provide the named executive officers with an element of financial security and predictability should their employment be terminated in the circumstances described above. Specific information concerning the terms of the Change in Control agreements and a description of benefits payable to the NEOs in the event of a termination following a Change in Control can be found in the discussion and table below under the caption Potential Payments on Termination and Change in Control.

Use of Compensation Consultants

Annually, the Compensation Committee considers whether it would be advantageous to engage an independent consultant to advise the Company on matters involving executive compensation. At its meeting in the early part of the fiscal year ended October 31, 2013, the Compensation Committee considered this issue and determined that at such time it was not beneficial to the Company or its stockholders to engage an independent compensation consultant.

Stockholder Votes on Executive Compensation

At the annual meeting of stockholders of the Company held on March 10, 2011, the Company's stockholders voted on a number of proposals, including votes on an advisory basis, on the compensation paid to the Company's named executive officers and on the frequency of future non-binding advisory votes on executive compensation. The stockholders voted overwhelmingly to approve, on an advisory basis, the compensation of the Company's named executive officers and to recommend that future advisory votes on executive compensation be held every three years. The Company's Board of Directors considered the recommendations of the stockholders and determined that the Company (a) would not make any material modifications to the compensation arrangements for the NEOs, and (b) would hold future advisory votes on the compensation of the Company's named executive officers every three years. Proposal 3, set forth above, again gives our stockholders the opportunity to cast a non-binding, advisory vote on the compensation paid to our named executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis of the Company with management. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company's Annual Report on Form 10-K for the year ended October 31, 2013.

Compensation Committee:

E. Virgil Conway, Chairman
Robert R. Douglass
George H.C. Lawrence

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

SUMMARY COMPENSATION TABLE

The table below summarizes all of the compensation paid or awarded to the named executive officers in each of the three fiscal years in the period ended October 31, 2013.

Name and Principal Position	Year	Salary	Bonus (1)	Total	Restricted Stock (2)	All Other Compensation (3)	Total

Willing L. Biddle (4)	2013	$321,450 (5)	$6,100	$327,550	$1,879,350	$15,783	$2,222,683
President and Chief	2012	$315,667	$-	$315,667	$1,749,875	$12,250	$2,077,792
Executive Officer	2011	$313,000	$-	$313,000	$1,744,675	$12,250	$2,069,925

John T. Hayes	2013	$210,617 (5)	$18,985	$229,602	$128,310	$9,261	$367,173
Senior Vice President	2012	$206,850	$11,694	$218,544	$119,275	$10,540	$348,359
and Chief Financial Officer	2011	$204,750	$4,310	$209,060	$129,155	$10,430	$348,645

Charles J. Urstadt (6)	2013	$305,000 (5)	$-	$305,000	$1,421,850	$13,750	$1,740,600
Chairman	2012	$300,000	$-	$300,000	$1,323,875	$12,250	$1,636,125
	2011	$300,000	$-	$300,000	$1,320,925	$12,250	$1,633,175

Thomas D. Myers	2013	$215,600 (5)	$16,579	$232,179	$217,140	$10,588	$459,907
Executive Vice President,	2012	$211,750	$4,038	$215,788	$201,850	$10,789	$428,427
and Chief Legal Officer	2011	$209,583	$3,990	$213,573	$218,570	$10,679	$442,822

______________

(1)	Includes base bonus and any applicable special performance awards. See "Compensation Discussion and Analysis" beginning on page 20.

(2)	Amounts shown represent the dollar value on the date of grant computed in accordance with ASC Topic 718 disregarding any estimates based on forfeitures relating to service-based vesting conditions. For information regarding significant factors and assumptions used in the calculations pursuant to ASC Topic 718, see note 12 to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2013.

(3)	Consists of a matching contribution by the Company to the Company's Profit Sharing and Savings Plan (the "401(k) Plan") allocated to an account of the named executive officer equal to the amount of the NEO's elective deferrals that do not exceed 5% of such NEO's compensation (as defined) under the Plan and related excess benefit compensation.

(4)	Mr. Biddle has served as President and Chief Executive Officer since July 2013. Prior to such date, he served as President and Chief Operating Officer.

(5)	Changes to salaries are made annually and are effective January 1 for the ensuing calendar year. The Board of Directors has approved 2014 base salaries for Messrs. Biddle, Hayes, Urstadt and Myers in amounts of $340,000, $220,000, $250,000 and $220,000, respectively.

(6)	Mr. Urstadt has served the Company as Chairman since July 2013. Prior to such date, he served as Chairman and Chief Executive Officer.

GRANTS OF PLAN-BASED AWARDS

The following table summarizes information concerning restricted stock granted to the named executive officers in the fiscal year ended October 31, 2013. Grants in fiscal 2013 were based on performance in the preceding year.

			All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock Awards
Name	Grant Date	Approval Date (1)	Common Stock	Class A Common Stock	Common Stock $	Class A Common Stock $

Willing L. Biddle	01/02/2013	12/05/2012	100,000 (2)	2,500 (2)	$1,830,000 (3)	$ 49,350 (4)
John T. Hayes	01/02/2013	12/12/2012	—	6,500 (5)	—	$128,310 (4)
Charles J. Urstadt	01/02/2013	12/12/2012	75,000 (5)	2,500 (5)	$1,372,500 (3)	$ 49,350 (4)
Thomas D. Myers	01/02/2013	12/12/2012	—	11,000 (5)	—	$217,140 (4)

______________

(1)	As discussed in the "Compensation Discussion and Analysis" section above, the Compensation Committee determines the award for the CEO. For other executive officers, the Compensation Committee makes recommendations to the Board of Directors for final action.

(2)	Stock subject to this award is scheduled to vest nine years after the date of grant.

(3)	Calculated in accordance with ASC Topic 718, the price on the grant date was $18.30 per share.

(4)	Calculated in accordance with ASC Topic 718, the price on the grant date was $19.74 per share.

(5)	Stock subject to this award is scheduled to vest five years after the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table presents information concerning the outstanding equity awards held by each of the named executive officers as of October 31, 2013.

		Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested (1)	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested (2)
Name	Grant Date	Common Stock		Common Stock	Class A Common Stock		Class A Common Stock

Willing L. Biddle	1/2/2004	93,750	(3)	$1,546,875	6,250	(3)	$123,375
	1/3/2005	100,000	(4)	$1,650,000	5,000	(4)	$98,700
	1/3/2006	100,000	(4)	$1,650,000	5,000	(4)	$98,700
	1/2/2007	60,000	(4)	$990,000	5,000	(4)	$98,700
	1/2/2008	95,000	(4)	$1,567,500	5,000	(4)	$98,700
	1/2/2009	95,000	(4)	$1,567,500	5,000	(4)	$98,700
	1/4/2010	100,000	(5)	$1,650,000	5,000	(5)	$98,700
	1/3/2011	100,000	(5)	$1,650,000	2,500	(5)	$49,350
	1/3/2012	100,000	(5)	$1,650,000	2,500	(5)	$49,350
	1/2/2013	100,000	(5)	$1,650,000	2,500	(5)	$49,350

John T. Hayes	1/2/2009	-		$-	6,000	(3)	$118,440
	1/4/2010	-		$-	6,500	(6)	$128,310
	1/3/2011	-		$-	6,500	(6)	$128,310
	1/3/2012	-		$-	6,500	(6)	$128,310
	1/2/2013	-		$-	6,500	(6)	$128,310

Charles J. Urstadt	1/2/2004	81,250	(3)	$1,340,625	6,250	(3)	$123,375
	1/3/2005	75,000	(4)	$1,237,500	6,250	(4)	$123,375
	1/2/2009	75,000	(3)	$1,237,500	5,000	(3)	$98,700
	1/4/2010	75,000	(6)	$1,237,500	5,000	(6)	$98,700
	1/3/2011	75,000	(6)	$1,237,500	2,500	(6)	$49,350
	1/3/2012	75,000	(6)	$1,237,500	2,500	(6)	$49,350
	1/2/2013	75,000	(6)	$1,237,500	2,500	(6)	$49,350

Thomas D. Myers	1/2/2004	-		$-	7,500	(3)	$148,050
	1/3/2005	-		$-	12,500	(4)	$246,750
	1/3/2006	-		$-	15,000	(4)	$296,100
	1/2/2009	-		$-	10,000	(3)	$197,400
	3/5/2009	-		$-	1,000	(6)	$19,740
	1/4/2010	-		$-	11,000	(6)	$217,140
	1/3/2011	-		$-	11,000	(6)	$217,140
	1/3/2012	-		$-	11,000	(6)	$217,140
	1/2/2013	-		$-	11,000	(6)	$217,140

Individual Grant Information:

(1)	Market value based on closing price of Common Stock on October 31, 2013 of $16.50 per share.

(2)	Market value based on closing price of Class A Common Stock on October 31, 2013 of $19.74 per share.

(3)	Restricted Stock that vested on January 2, 2014

(4)	Stock award scheduled to vest ten years after the grant date.

(5)	Stock award scheduled to vest nine years after the grant date.

(6)	Stock award scheduled to vest five years after the grant date.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information for each of the named executive officers concerning restricted stock awards that vested in the fiscal year ended October 31, 2013. The value realized is based on the closing price of $17.80 per Common share and $19.31 per Class A Common share on the vesting date.

	Stock Awards Common Stock			Stock Awards Class A Common Stock
Name	Number of Shares Acquired on Vesting		Value Realized on Vesting ($)	Number of Shares Acquired on Vesting		Value Realized on Vesting ($)
Willing L. Biddle	93,750 (1)	$	$1,668,750	6,250 (1)	$	$120,688
John T. Hayes	—	$	$—	6,000 (2)	$	$115,860
Charles J. Urstadt	75,000 (2)	$	$1,335,000	5,000 (2)	$	$96,550
Thomas D. Myers	—	$	$—	12,000 (2)	$	$231,720

______________

(1) Shares granted on January 2, 2003 that vested on December 28, 2012.

(2) Shares granted on January 2, 2008 that vested on December 28, 2012.

NON-QUALIFIED DEFERRED COMPENSATION

Since November 1996, the Company has maintained the Urstadt Biddle Properties Inc. Excess Benefit and Deferred Compensation Plan (as amended, the "Original Plan"). In response to changes required by the American Jobs Creation Act of 2004, in December 2004 the directors voted to freeze the Original Plan and adopted a new Excess Benefit and Deferred Compensation Plan, effective January 1, 2005 (the "Revised Plan", and collectively, the "Deferred Compensation Plan"). The Deferred Compensation Plan is intended to provide eligible employees with benefits in excess of the amounts that may be provided under the Company's 401(k) Plan and to provide such employees with the opportunity to defer receipt of a portion of their compensation. Participation is limited to those employees who earn above a certain limit, $260,000 for 2013. The Deferred Compensation Plan provides that a participant is credited with an amount equal to the contributions that would have been credited to the participant if the applicable compensation limitation under the 401(k) Plan did not apply.

Amounts credited under the Deferred Compensation Plan vest under the same rules as under the 401(k) Plan. In addition, each Participant may elect to defer the receipt of a portion of his or her compensation until a later date. Amounts credited under the Deferred Compensation Plan are increased with interest at a rate set from time to time by the Compensation Committee. For the fiscal year ended October 31, 2013, the Company paid interest on deferred compensation accounts at a rate based upon the rate of interest applicable to United States Five Year Treasury Notes. Alternatively, eligible participants in the Deferred Compensation Plan may elect to have all or a portion of their deferred compensation accounts in the applicable Plan invested in the Company's Class A Common Stock, Common Stock, or such other securities as may be purchased by the trustees in their discretion. At a date selected by a participant when a deferral election is made, or following a participant's retirement or severance of employment with the Company, amounts in the Deferred Compensation Plan attributable to such participant are paid either in a lump sum or over a period of up to ten years, based upon a previously made election by the participant. In the event of a Change in Control (as defined in each Plan), the Compensation Committee may in its discretion accelerate the payment of benefits under either Plan.

Each of the Original Plan and the Revised Plan provide for a trust to hold funds allocated under the respective Plan. Members of the Compensation Committee act as trustees of each trust.

The table on the following page provides information on the non-qualified deferred compensation of each of the named executive officers.

NONQUALIFIED DEFERRED COMPENSATION

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals	Balances
	in Last FY	in Last FY	in Last FY	in Last FY	at Last FYE

Name	($)	($)	($)	($)	($)

Willing L. Biddle	$—	$3,533	$2,364	$19,169 (1)	$60,092

John T. Hayes	$—	$—	$—	$—	$—

Charles J.Urstadt	$—	$2,750	$4,196	$—	$91,317

Thomas D. Myers	$—	$—	$1,146	$—	$24,371

_____________________

(1) Scheduled distribution made to the employee in Common Stock of the Company with equivalent value based upon selections made by the employee at the time deferral of compensation was elected.

POTENTIAL PAYMENTS ON TERMINATION AND CHANGE IN CONTROL

Termination Absent a Change in Control

The Company does not have employment agreements with any of the named executive officers. Employment is "at will" and generally upon termination of employment, except in the event of death or disability, the employee is not entitled to any severance, cash compensation, medical or other benefits, whether termination is with or without cause. In the event of termination of employment due to death or disability, any unvested restricted stock would become fully vested. For Messrs. Biddle, Hayes, Urstadt and Myers the value of their unvested restricted stock as of October 31, 2013 was $16,435,500, $631,680, $9,357,825 and $1,776,600, respectively (see table at page 29). With respect to Mr. Urstadt only, since he has attained the age of 65, some of his unvested restricted stock would continue to vest following his voluntary retirement, as if retirement had not occurred, while other grants of restricted stock would be forfeited in the event of his voluntary retirement prior to the end of the applicable vesting period. Grants that would continue to vest are contingent upon his agreement, for the balance of the applicable vesting period, not to accept employment or provide services to any organization other than the Company that is engaged primarily in the ownership and/or management or brokerage of shopping centers in the Company's Metropolitan Statistical Area. The value of unvested restricted stock that Mr. Urstadt would be eligible to receive, had voluntary retirement occurred as of October 31, 2013, is $2,824,875.

Termination following a Change in Control

The Company has entered into Change in Control Agreements ("Agreements") with each of the NEOs. Under their respective Agreements, each of the NEOs would be entitled to certain termination benefits in the event that his employment is terminated for Good Reason or by the Company for any reason other than for Cause, within eighteen months following a Change in Control. Each of the Change in Control Agreements has an indefinite term. Generally, termination for Good Reason includes, but is not limited to, voluntary termination of employment by the named executive officer within 180 days following the occurrence of any of the following: (i) a change in the NEO's authority, duties or responsibilities which represents a material diminution in his authority, duties or responsibilities prior to the Change in Control; (ii) a material reduction in the NEO's base salary below the level that existed preceding the Change in Control; (iii) a relocation of the NEO outside a 50 mile radius of the NEO's work site at the date such agreement was signed; (iv) the sale or other disposition by the Company of more than 50% of the assets of the Company over which the NEO has authority to any "person" as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended; or (v) other material breach by the Company of the terms of the Change in Control Agreement. Termination for Cause means termination of employment by the Company because of dishonesty, conviction of a felony, gross neglect of duties, or conflict of interest which, in the case of gross neglect or conflict of interest, continues for thirty days after written notice by the Company to the employee requesting cessation of such gross neglect or conflict.

Termination Benefits

In the event a named executive officer becomes eligible for termination benefits as provided above, such benefits would include the following: (i) a cash payment, to be made within forty-five days after such termination, equal to 12 months of the NEO's base salary (exclusive of any bonus or other benefit) in effect at the date of the Change in Control; and (ii) the Company would be obligated to maintain, for a period of twelve months after termination (the "Benefits Period"), all life insurance, disability, medical and other benefit programs to which the NEO and his family were entitled at the date of the Change in Control or, in the event the continued participation of the NEO and his family in such programs is not possible, to arrange for similar benefits. The termination benefits also would include a lump sum cash payment to the NEO within forty-five days of such termination in lieu of Company contributions on behalf of the NEO to which the NEO otherwise would be entitled during the Benefits Period under the Company's Profit Sharing and Savings Plan. In the event of a named executive officer's termination of employment following a Change in Control, the Compensation Committee has the authority to accelerate the time at which restrictions will lapse or to remove any restrictions applicable to awards of restricted stock under the Company's Restricted Stock Award Plan.

The table below sets forth the compensation payable to each of the named executive officers in the event of termination following a Change in Control. The amounts are estimates only and assume that a Change in Control occurred on October 31, 2013. Actual amounts to which the NEO would be entitled would depend upon his actual compensation, value of benefits, and restricted stock outstanding as of the date of the Change in Control.

Termination of Employment in Connection with Change in Control

Name	Cash Compensation	Continuation of Medical and Insurance Benefits (1)	Other Benefits (2)	Acceleration of Equity Awards (3)	Total Termination Benefits

Willing L. Biddle	$322,500	$19,969	$16,125	$16,435,500	$16,794,094

John T. Hayes	$211,300	$17,020	$10,565	$631,680	$870,565

Charles J. Urstadt	$306,000	$25,327	$15,300	$9,357,825	$9,704,452

Thomas D. Myers	$216,300	$23,279	$10,815	$1,776,600	$2,026,994

_________________

(1)	Represents an estimate of the cost to provide for one year continued life insurance, disability, medical and other benefit programs in which the named executive officer is participating or to which he is entitled.

(2)	Represents a cash payment to the named executive officer in lieu of Company contributions on behalf of the NEO under the Company's Profit Sharing and Savings Plan.

(3)	Under the Company's Restricted Stock Award Plan the Compensation Committee administers the Plan and has the authority to accelerate the time at which the restrictions will lapse or to remove any such restrictions upon the occurrence of a Change in Control. Amounts in the table assume that any restrictions upon vesting have been removed.

DIRECTOR COMPENSATION

For the year ended October 31, 2013, other than Messrs. Biddle and C.J. Urstadt, each director received an annual retainer of $24,000, compensation of $1,850 for each Board of Directors meeting and each committee meeting attended in person and compensation of $950 for each Board of Directors meeting and each committee meeting attended telephonically. The Chairmen of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee each received an additional annual retainer of $3,600. The Compensation Committee also awarded each non-employee director 950 restricted shares of common stock which, at the election of each director, could be any combination of Class A Common Stock and Common Stock. At its meeting in December 2013, the Committee voted to increase the foregoing fees for the ensuing fiscal year as follows: annual retainer, $25,000; additional retainer for committee Chairs, $3,700; meeting attendance fees, $1,900 in person and $1,000 via teleconference. Messrs. Biddle and C.J. Urstadt, who are officers and full-time employees of the Company, do not receive separate compensation for service as directors or committee members.

The compensation table below summarizes the compensation paid to non-employee members of the Board of Directors during the fiscal year ended October 31, 2013.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)

Kevin J. Bannon	$46,300	$18,753	-	$65,053
Catherine U. Biddle	$17,550	-	-	$17,550
E. Virgil Conway	$48,900 (2)	$18,753	-	$67,653
Robert R. Douglass	$50,000 (3)	$18,753	-	$68,753
Richard Grellier	$45,350	$18,753	-	$64,103
George H.C. Lawrence	$41,700	$18,753	-	$60,453
Robert J. Mueller	$48,100 (4)	$18,753	-	$66,853
Charles D. Urstadt	$39,000	$17,385	-	$56,385

______________

(1)	As described under Director Compensation above, the Compensation Committee awarded each non-employee director 950 restricted shares of common stock which, at the election of each director, could be any combination of Class A Common Stock and Common Stock. Except for Charles D. Urstadt, who elected to receive such award in restricted Common Stock, all of the directors elected to receive such award in restricted Class A Common Stock. The value of each award was computed in accordance with ASC Topic 718 and is based upon the closing price of the applicable stock on the grant date ($18.30 per share for Common Stock and $19.74 per share for Class A Common Stock). Mrs. Biddle was elected as a director on March 21, 2013 and did not receive a restricted stock award for the year ended October 31, 2013.

(2)	Includes additional retainer of $3,600 that Mr. Conway received as Chair of the Compensation Committee.

(3)	Includes additional retainer of $3,600 that Mr. Douglass received as Chair of the Governance Committee.

(4)	Includes additional retainer of $3,600 that Mr. Mueller received as Chair of the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership of such equity securities with the SEC. Such persons also are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that, with respect to the period from November 1, 2012 through October 31, 2013, its directors, officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements.

SOLICITATION OF PROXIES AND VOTING PROCEDURES

The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company and its affiliates may solicit proxies by personal interview, facsimile transmission or telephone and will not receive additional compensation for such services. Arrangements will be made with banks, brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy solicitation material to beneficial owners of Class A Common Shares and Common Shares and the Company will reimburse such parties for reasonable expenses incurred in connection therewith.

The presence, either in person or by properly executed proxy, of a majority of the Company's outstanding Class A Common Shares and Common Shares is necessary to constitute a quorum at the Annual Meeting. Each Common Share outstanding on the Record Date entitles the holder thereof to one vote and each Class A Common Share outstanding on the Record Date entitles the holder thereof to 1/20 of one vote. An automated system administered by Broadridge Investor Communications Services tabulates the votes.

The election of the directors, the ratification of the appointment of the Company's independent registered public accounting firm, the approval of the advisory vote on executive compensation, and the amendment of the Company's Restricted Stock Award Plan each requires the affirmative vote of a majority of the total combined voting power of all classes of stock entitled to vote and present, in person or by properly executed proxy, at the Annual Meeting. In each case, abstentions will be the equivalent of negative votes and broker non-votes will have no effect with respect to such proposals, since any Class A Common Shares or Common Shares subject to broker non-votes will not be present and entitled to vote with respect to any proposal to which the broker non-vote applies.

Each of the Proposals presented to the stockholders at the Annual Meeting is being presented as a separate and independent Proposal and no Proposal is conditioned upon adoption or approval of any other Proposal.

AVAILABLE INFORMATION

The Company's Annual Report to Stockholders for the fiscal year ended October 31, 2013 (which is not part of the Company's proxy soliciting materials) has been made available to the stockholders over the Internet or mailed to the Company's stockholders with or prior to this proxy statement. A copy of the Company's Annual Report on Form 10-K, without exhibits, will be furnished without charge to stockholders upon request to:

Thomas D. Myers, Secretary
Urstadt Biddle Properties Inc.
321 Railroad Avenue
Greenwich, CT 06830

The Company's Corporate Governance Guidelines, Code of Business Conduct and Ethics, and the Charters for each of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are available on the Company's website at http://www.ubproperties.com.

CONTACTING THE BOARD OF DIRECTORS

Stockholders and other interested parties who desire to contact the Company's Board of Directors may do so by writing to: Board of Directors, c/o Secretary, Urstadt Biddle Properties Inc., 321 Railroad Avenue, Greenwich, CT 06830. Communications received will be distributed to the Chairperson of the appropriate committee of the Board depending on the facts and circumstances outlined in the communication. Stockholders and other interested parties also may direct communications solely to the independent directors of the Company by addressing such communications to the independent directors, c/o Secretary, at the address set forth above. In addition, the Board of Directors maintains special procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the submission by employees of the Company, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters. Such communications may be made by writing to the Audit Committee of the Board of Directors, c/o Secretary, at the address set forth above. Any such communication marked "confidential" will be forwarded by the Secretary, unopened, to the Chairman of the Audit Committee.

OTHER MATTERS

The directors know of no other business to be presented at the Annual Meeting. If other matters properly come before the Meeting in accordance with the Articles of Incorporation, the persons named as proxies will vote on them in accordance with their best judgment to the extent permitted by applicable laws and regulations.

The Company encourages, but does not require, that members of its Board of Directors attend the Annual Meeting of stockholders. A director nominee and seven of the Company's nine directors attended the Annual Meeting of Stockholders held on March 21, 2013.

Any stockholder who intends to present a stockholder proposal for consideration at the Company's 2015 Annual Meeting of stockholders by utilizing Rule 14a-8 under the Exchange Act must comply with the requirements as to form and substance established by the SEC for such proposals to be included in the Company's proxy statement for such Annual Meeting. Such proposals must be received by the Company by October 11, 2014.

Any stockholder who intends to present a stockholder proposal for consideration at the Company's 2015 Annual Meeting of stockholders without complying with Rule 14a-8 or who intends to make a nomination for election to the Company's Board of Directors at the 2015 Annual Meeting of stockholders must comply with certain advance notification requirements set forth in the Company's bylaws. The Company's bylaws provide, in part, that any proposal for stockholder action, or nomination to the Board of Directors, proposed other than by the Board of Directors, must be received by the Company in writing, together with specified accompanying information, at least 75 days prior to an annual meeting in order for such action to be considered at the meeting. The year 2015 Annual Meeting of stockholders currently is anticipated to be held on March 25, 2015. Therefore, any notice of intent to consider other matters and/or nominees, and related information, must be received by the Company by January 9, 2015. The purpose of the bylaw is to assure adequate notice of, and information regarding, any such matter as to which shareholder action may be sought.

You are urged to follow the instructions for voting contained in the Notice Regarding Availability of Proxy Materials or, if you received a paper copy of the Proxy Materials, to date, sign and return your proxy card promptly to make certain your shares will be voted at the Annual Meeting, even if you plan to attend the meeting in person. If you desire to vote your shares in person at the meeting, your proxy may be revoked. If you are receiving a printed copy of the proxy materials, a pre-addressed and postage paid envelope has been enclosed for your convenience in returning the proxy card.

YOUR PROXY IS IMPORTANT
WHETHER YOU OWN FEW OR MANY SHARES.
PLEASE VOTE AS SOON AS POSSIBLE.

THIS PAGE INTENTIONALLY LEFT BLANK

APPENDIX A

URSTADT BIDDLE PROPERTIES INC.
AMENDED AND RESTATED RESTRICTED STOCK AWARD PLAN

(March 26, 2014)

1. Purposes

This Amended and Restated Restricted Stock Award Plan (the "Plan") amends and restates the Urstadt Biddle Properties Inc. Amended and Restated Restricted Stock Award Plan dated December 9, 1999 (the "First Amended Plan") which amended the Urstadt Biddle Properties Inc. Restricted Stock Award Plan dated March 12, 1997 (the "Original Plan").  The purposes of the Plan are to promote the long-term growth of Urstadt Biddle Properties Inc. (the "Company") by attracting, retaining and motivating employees and non-employee directors, and to further the identity of Participants' interest with those of the shareholders of the Company through stock ownership opportunities.

2. Definitions

The following terms shall have the following meanings:

•"Award" means an award of Restricted Stock granted under the provisions of the Plan.

•"Board" means the Board of Directors of Urstadt Biddle Properties Inc.

•"Class A Common Stock" means the Class A Common Stock, par value $.01 per share, of the Company.

•"Committee" means the Compensation Committee of the Board of Directors appointed to administer the Plan.

•"Common Stock" means the Common Stock, par value $.01 per share, of the Company.

•"Company" means Urstadt Biddle Properties Inc.

•"Disability" means total and permanent disability.

•"Participant" means an employee or Non-Employee Director of the Company who is selected by the Committee to participate in the Plan.

•"Restricted Period" means the period of time during which an Award to Participant(s) remains subject to the Restrictions imposed on the Shares as determined by the Committee.

•"Restrictions" mean the restrictions and conditions imposed on an Award as determined by the Committee, which must be satisfied in order for a Participant to become vested in an Award.

•"Restricted Stock" means an award of Shares on which is imposed a Restriction Period.

•"Restricted Stock Award Date" means the date on which the Committee awarded Restricted Stock to a Participant.

•"Retirement" means, with respect to employee Participants, termination from active employment with the Company at any time after attaining the age of sixty-five (65) years and, with respect to Non-Employee Director Participants, expiration of the term of service on the Board by reason of the Participant's failure to be elected to the Board pursuant to a regular election or his or her decision not to stand for re-election to the Board.

•"Share" means a share of Common Stock or Class A Common Stock, as determined by the Committee.

3. Effective Date of the Plan

The effective date of the Original Plan was March 12, 1997, and the effective date of the First Amended Plan was December 9, 1999; provided, however, that the provisions of Section 5 of the First Amended Plan which increased the number of Shares that may be issued or transferred under the Plan from the number of Shares that may be issued or transferred under the Original Plan became effective on March 15, 2000. The Plan was further amended to increase the number of shares issuable under the Plan on March 13, 2002, March 10, 2004, March 9, 2006, March 8, 2008, March 9, 2010, March 10, 2011 and March 21, 2013.

4. Administration of the Plan

The Plan shall be administered by the Compensation Committee of the Board, comprised of persons who are "Non-Employee Directors" as defined in Rule 16b-3 of the Securities and Exchange Commission.  If no such Committee shall be in office, the Plan shall be administered by the Board.

The Committee shall have complete and discretionary authority to (a) select Participants, (b) determine the Award to be granted to a selected Participant, (c) determine the time or times when Awards will be granted, (d) determine the time or times and the conditions subject to which Awards may become vested or Restrictions will lapse, (e) interpret and construe the Plan and the rights of a Participant to an Award and make determinations, subject to the provisions of the Plan, in the best interests of the Company and its shareholders.

The Committee may delegate nondiscretionary administrative duties under the Plan to one or more agents (e.g., attorneys, consultants, etc.) or officers as it deems necessary and advisable at the expense of the Company.

Any power that may be exercised by the Committee may also be exercised by the Board.  No member of the Committee or the Board shall be personally liable for any action taken or determination made in good faith with respect to the Plan or its administration.  All decisions made by the Committee as administrators of the Plan shall be conclusive and binding upon all persons and the Company.

5. Shares subject to the Plan

The maximum number of shares of Restricted Stock that may be issued or transferred under the Plan is 3,750,000, of which 350,000 shares shall be Common Stock, 350,000 shares shall be Class A Common Stock and 3,050,000 shares, at the discretion of the Committee, shall be any combination of Common Stock or Class A Common Stock.  Any shares of Restricted Stock which have been awarded, but are later forfeited to the Company, will again be available for Awards under the Plan.

The Restricted Stock that may be issued or transferred under the Plan may be authorized but unissued Shares or Shares acquired by the Company and held in its Treasury as determined by the Committee.

6. Grant of Restricted Stock Awards

The Committee shall from time to time, in its discretion, (i) select Participants from employees and Non-Employee Directors of the Company, including members of the Committee, (ii) determine the number and class of Shares to be granted by each Award, and (iii) establish the applicable terms of each such Award.  An Award granted to a Non-Employee Director of the Company shall be held by such Non-Employee Director for a period of at least six (6) months following the date of grant.

7. Award Agreement

Each Restricted Stock Award shall be evidenced by a written agreement, executed by the Participant and the Company, which shall contain the terms and conditions established by the Committee.

8. Terms of Restricted Stock Awards

Subject to the provisions of the Plan, the Committee shall determine:

•The terms and conditions of the Award Agreement, including whether an Award shall consist of Common Stock, Class A Common Stock, or both;

•The Restricted Period of the Award; and

•The Restrictions applicable to an Award, including, but not limited to, employment status and director tenure rules governing forfeitures and limitations on the sale, assignment, pledge or other encumbrances during the Restricted Period.

The Committee may, in its discretion, determine that the issuance of stock certificates representing the Restricted Stock Awards be held in custody by the Company until the Restrictions lapse.

The Participant may, in the discretion of the Committee, receive any dividends, taxable at that time as ordinary income, and other distributions paid with respect to any Award(s), as declared and paid to shareholders during the Restricted Periods.

Upon the lapse of Restrictions, the value of the Restricted Stock will be taxable as ordinary income.  At the Committee's discretion, an arrangement may be made by the Company to assist the Participant in meeting the withholding taxes required by federal, state and local authorities.

9. Termination of Employment during Restricted Period Absent a Change in Control

In the event that during the term of the Restricted Period a Participant's status as an employee or Non-Employee Director of the Company terminates:

•for any reason other than death, Disability or Retirement, such Participant shall forfeit any and all Restricted Stock Awards whose Restrictions have not lapsed; or,

•by reason of death or Disability, the Restrictions on any and all Awards shall lapse on the date of such termination; or,

•by reason of Retirement, all Awards shall continue to vest as if Retirement had not occurred until such time as the Restrictions lapse; provided, however, that if any such retired Participant, prior to the completion of any or all Restricted Periods, accepts employment or provides services to any organization other than the Company that is engaged primarily in the ownership and/or management or brokerage of shopping centers in The New York - Northern New Jersey - Long Island, NY-NJ-CT-PA, Metropolitan Statistical Area as defined by the Bureau of Labor Statistics, the Participant will forfeit any and all Restricted Stock Awards whose Restrictions have not lapsed.

10. Change in Control

The Committee shall have the authority to accelerate the time at which the Restrictions will lapse or to remove any such restriction upon the occurrence of a "Change in Control" as defined by any one of the following events:

(a) any Person who becomes the owner of 10% or more of the Company's total combined voting power of the total amount of outstanding Shares and, thereafter, individuals who were not directors of the Company prior to the date such Person became such a 10% owner are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least two of the directors; or

(b) there occurs a Change in Control of the Company of a nature that would be required to be reported in response to Item 5.01 of Form 8-K pursuant to Section 13 or 15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or in any other filing by the Company with the Securities and Exchange Commission (the "Commission"); or

(c) there occurs any solicitation of proxies by or on behalf of any Person other than the directors of the Company and thereafter individuals who were not directors prior to the commencement of such solicitation are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least two of the directors; or

(d) the Company executes an agreement of acquisition, merger or consolidation which contemplates that:

(i) after the effective date provided for in the agreement, all or substantially all of the business and/or assets of the Company shall be owned, leased or otherwise controlled by another corporation or other entity; and

(ii) individuals who are directors of the Company when such agreement is executed shall not constitute a majority of the directors or Board of Directors of the survivor or successor entity immediately after the effective date provided for in such agreement; provided, however, for purposes of this paragraph (d), that if such agreement requires as a condition precedent approval by the Company's shareholders of the agreement or transaction, a Change in Control shall not be deemed to have taken place unless and until such approval is secured.

11. Compliance with Securities and Exchange Commission Requirements

No certificate for Shares distributed under the terms of the Plan shall be executed and delivered to the Participant until the Company shall have taken any action then required to comply with the provisions of the Securities Act of 1933, as amended, the Exchange Act, or any other applicable laws and requirements.

12. Amendment and Termination

The Committee and/or Board may, at any time or from time to time, modify or amend the Plan in any respect, except that without shareholder approval (subject to Section 13 hereof), the Committee and/or Board may not increase the maximum number of shares of Restricted Stock that may be awarded under this Plan.  Any modification, amendment or termination of the Plan shall not, without the consent of a Participant, affect his or her rights under an Award previously granted to a Participant.

13. Adjustments

If the Company subdivides its outstanding Shares into a greater number of Shares (by stock dividend, stock split, reclassification, or otherwise) or combines its outstanding Shares into a smaller number of Shares (by reverse stock split, reclassification, or otherwise), or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, merger, business combination, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Shares, or other similar corporate event, affects the Shares such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in its sole discretion and in such manner as the Committee may deem equitable and appropriate, make such adjustments to any or all of (i) the number and class of Shares which thereafter may be awarded under the Plan, and (ii) the number and class of Shares subject to outstanding Awards, provided, however, that the number of Shares subject to any Award shall always be a whole number.  The Committee may, if deemed appropriate, provide for a cash payment to any Participant in connection with any adjustment made pursuant to this Section 13.

URSTADT BIDDLE PROPERTIES INC. 321 RAILROAD AVENUE GREENWICH, CT 06830
VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M65699-P45709 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

URSTADT BIDDLE PROPERTIES INC. The Board of Directors recommends a vote "FOR" each of the Proposals.		For All	Withhold All	For All Except

1.	Election of Directors	☐	☐	☐

	Nominees to serve for three years: 01) Kevin J. Bannon 02) Richard Grellier 03) Charles D. Urstadt				To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line above.
						For	Against	Abstain

2.	To ratify the appointment of PKF O'Connor Davies, a division of O'Connor Davies, LLP, as the independent registered public accounting firm of the Company for one year.					☐	☐	☐

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.					☐	☐	☐

4.	To amend the Company's Restricted Stock Award Plan.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Each Proposal is a separate and independent Proposal and no Proposal is conditioned upon adoption or approval of any other Proposal.

Please sign name(s) exactly as shown. When there is more than one holder, each should sign. When signing as an attorney, administrator, guardian, trustee or other fiduciary, please add your title as such. Joint owners should each sign personally. If executed by a corporation or partnership, the proxy should be signed by a duly authorized person, stating his or her title or authority.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M65700-P45709

URSTADT BIDDLE PROPERTIES INC.
Annual Meeting of Stockholders
March 26, 2014 2:00 p.m.
This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Willing L. Biddle and Thomas D. Myers, and each of them, as Proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and vote all Class A Common Stock or Common Stock, as applicable, of Urstadt Biddle Properties Inc. (the "Company") held of record as of the close of business on January 27, 2014, at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 2:00 p.m. EDT on Wednesday, March 26, 2014 at Six Landmark Square, 9th Floor, Stamford, Connecticut 06901, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted (i) FOR the election of three Directors of the Company, as set forth in Proposal 1, (ii) FOR the ratification of the appointment of PKF O'Connor Davies, a division of O'Connor Davies, LLP, as the independent registered public accounting firm of the Company for one year, as set forth in Proposal 2, (iii) FOR approval, on an advisory basis, of the compensation of the Company's named executive officers, as set forth in Proposal 3, and (iv) FOR the amendment of the Company's Restricted Stock Award plan, as set forth in Proposal 4. In their discretion, the Proxies each are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the enclosed envelope.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders, the Proxy Statement and the Company's Annual Report to Stockholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised by filing a notice of such revocation, by filing a later dated proxy with the Secretary of the Company or by voting in person at the Annual Meeting.

Continued and to be signed on reverse side